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                                                                    EXHIBIT 23.2

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Level One Communications, Incorporated of our report dated February 26, 1999 (except with respect to certain information contained in Note 15 for which the date is March 4, 1999) included in Level One Communications, Incorporated's Form 10-K for the year ended December 27, 1998. We also consent to the reference to our Firm under the heading "Selected Financial Data" and to all other references to our Firm included in this Registration Statement.

                                           /s/ Arthur Andersen LLP

Sacramento, California
July 6, 1999